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                                                                    EXHIBIT 5.0


Engineered Support Systems, Inc.
201 Evans Lane
St. Louis, MO 63121

Gentlemen:

         I have acted as counsel to you in connection with the authorization and registration under the Securities Act of 1933 of certain shares of your common stock, $0.01 par value per share, to be offered and sold pursuant to the Engineered Support Systems, Inc. Stock Purchase Plan for Non-Employee Directors (the "Plan"). In that capacity, I am of the opinion that such shares have been validly authorized and, when issued and paid for as provided in the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to your filing this letter as an exhibit to the Registration Statement on Form S-8 covering the Plan and the shares to be issued thereunder.


                                  Very truly yours,

                                  /s/ David Douglass Mattern
                                  David Douglass Mattern
                                  Secretary and General Counsel